UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2007

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Valley Stream Parkway, Malvern, PA	19355
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2006 Cash Bonus Awards, 2007 Base Salary, 2007 Target Cash Bonus Awards and 2007 Stock Option Awards for Named Executive Officers

On February 23, 2007, the Compensation Committee of the Board of Directors of Auxilium Pharmaceuticals, Inc. (the “Company”) (i) approved the payment of annual incentive cash bonus awards for the 2006 fiscal year (“2006 Cash Bonus Awards”), (ii) approved base salary increases and (iii) set target cash bonus awards for the 2007 fiscal year (“2007 Target Cash Bonus Awards”) for the Company’s executive officers. The following table sets forth information regarding (i) 2006 base salaries (for comparison purposes only), (ii) 2006 Cash Bonus Awards, (iii) 2007 base salaries, and (iv) 2007 Target Cash Bonus Awards, for each of the Company’s executive officers:

Executive Officer	Title	2006 Base Salary (1)	2006 Cash Bonus	2007 Base Salary (2)	2007 Target Cash Bonus (as a % of 2007 Base Salary) (3)
Armando Anido	Chief Executive Officer and President	$450,000	$153,563	$459,000	65%
James E. Fickenscher	Chief Financial Officer	$282,700	$145,000	$300,000	45%
Jyrki Mattila, M.D., Ph.D.	Executive Vice President, Research and Development, Business Development and Technical Operations	$318,000	$115,000	$325,000	40%
Jennifer Evans Stacey, Esq.	Executive Vice President, General Counsel, Human Resources and Secretary	$275,625	$130,000	$295,000	40%
Edward F. Kessig	Senior Vice President, Sales	$248,325	$110,000	$253,325	45%

(1)	Base salary as of December 31, 2006.
(2)	Base salary increases are effective March 5, 2007.
(3)	2006 Cash Bonus Awards were granted pursuant to the Company’s 2006 Bonus Plan for non-sales force personnel, which was previously disclosed by the Company, and are based on the Company’s performance relative to previously disclosed metrics and the recipient’s individual performance in fiscal year 2006.

In addition, on February 23, 2007, the Compensation Committee granted the following “standard” and “performance-based” nonqualified stock option awards to the Company’s executive officers (“2007 Stock Option Awards”):

Executive Officer	Title	# of Shares Underlying Standard Nonqualified Stock Option Award (1)	# of Shares Underlying Performance-based Nonqualified Stock Option Award (2)
Armando Anido	Chief Executive Officer and President	84,000	36,000

James E. Fickenscher	Chief Financial Officer	40,000	10,000

Jyrki Mattila, M.D., Ph.D.	Executive Vice President, Research and Development, Business Development and Technical Operations	35,000	15,000

Jennifer Evans Stacey, Esq.	Executive Vice President, General Counsel, Human Resources and Secretary	40,000	10,000

Edward F. Kessig	Senior Vice President, Sales	24,000	6,000

(1)	Each “standard” nonqualified stock option award (i) has an exercise price of $13.16 per share, which was the closing price of the Company’s common stock on the date of grant and (ii) vests 25% on February 23, 2008 (one year after the date of grant) with the balance vesting in three equal annual installments thereafter. The “standard” nonqualified stock option awards are governed by the Company’s 2004 Equity Compensation Plan, as amended, and standard form nonqualified stock option agreement, including provision for immediate vesting upon a change of control of the Company, a copy of which was previously filed with the SEC.
(2)	Each “performance-based” nonqualified stock option award will accrue (subject to vesting) upon the Compensation Committee’s determination that the Company resumed the phase III clinical trials for AA4500 for the treatment of Dupuytren’s contracture in the fourth quarter of 2007 (the “Performance Metric”). Each “performance-based” nonqualified stock option award (i) has an exercise price of $13.16 per share, which was the closing price of the Company’s common stock on the date of grant and (ii) vests 33-1/3% on the one year anniversary of the Compensation Committee’s determination that the Performance Metric has been satisfied with the balance vesting in two equal annual installments thereafter. The “performance-based” nonqualified stock option awards are governed by the Company’s 2004 Equity Compensation Plan, as amended, and standard form nonqualified stock option agreement, including provision for immediate vesting upon a change of control of the Company, a copy of which was previously filed with the SEC.

The 2006 Cash Bonus Awards, base salary increases, 2007 Target Cash Bonus Awards, and 2007 Stock Option Awards were approved by the Compensation Committee after its review of:

•	a report of a compensation consultant hired to review the competitiveness of the Company’s compensation programs;

•	each individual’s contribution to our growth during the 2006 fiscal year;

•	the Compensation Committee’s experience with the competitive labor market in our industry; and

•	other considerations that the Compensation Committee deemed relevant with respect to a particular individual.

The 2006 Cash Bonus Awards, base salary increases, 2007 Target Cash Bonus Awards, and 2007 Stock Option Awards were deemed appropriate by the Compensation Committee in light the foregoing considerations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: March 1, 2007	By:	/s/ Jennifer Evans Stacey, Esq.
Jennifer Evans Stacey, Esq. Executive Vice President, General Counsel, Human Resources and Secretary